EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VolitionRX Limited

Austin, TX

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2015 Stock Incentive Plan, as amended, of VolitionRX Limited of our report dated March 22, 2021, with respect to the consolidated financial statements of VolitionRX Limited included in its Annual Report (Form 10-K) for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission.

Draper, UT

July 23, 2021

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